Exhibit 99.1

Texas Roadhouse, Inc. Announces Second Quarter 2026 Results

Declares Quarterly Dividend of $0.75 per Share

LOUISVILLE, KY. (August 6, 2026) – Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 26 weeks ended June 30, 2026.

Financial Results

Financial results for the 13 and 26 weeks ended June 30, 2026 and July 1, 2025 were as follows:

	13 Weeks Ended			26 Weeks Ended
($000's, except per share amounts)	June 30, 2026	July 1, 2025	% change	June 30, 2026	July 1, 2025	% change
Total revenue	$1,679,976	$1,512,054	11.1%	$3,313,142	$2,959,702	11.9%
Income from operations	142,788	146,341	(2.4%)	289,129	281,074	2.9%
Net income	121,933	124,085	(1.7%)	245,366	237,747	3.2%
Diluted earnings per share	$1.85	$1.86	(0.7%)	$3.72	$3.57	4.2%

Results at company restaurants for the 13 weeks ended June 30, 2026, as compared to the prior year as applicable, included the following:

●	Comparable restaurant sales increased 6.2% and store weeks increased 5.0%;
●	Average weekly sales were $177,252 of which $25,369 were to-go sales as compared to average weekly sales of $167,350 of which $22,243 were to-go sales in the prior year;
●	Restaurant margin dollars increased 6.9% to $275.1 million from $257.3 million in the prior year primarily due to higher sales. Restaurant margin, as a percentage of restaurant and other sales, decreased 66 basis points to 16.4% as commodity inflation of 7.0% and wage and other labor inflation of 3.9% were partially offset by higher sales;
●	Diluted earnings per share decreased 0.7% primarily driven by higher general and administrative expenses and higher depreciation and amortization expenses partially offset by higher restaurant margin dollars and the impact of share repurchases;
●	Nine company restaurants and one franchise restaurant were opened; and
●	Cash provided by operating activities was $180.1 million and capital allocation spend included capital expenditures of $98.7 million, dividends of $49.3 million, and repurchases of common stock of $42.6 million.

Results at company restaurants for the 26 weeks ended June 30, 2026, as compared to the prior year as applicable, included the following:

●	Comparable restaurant sales increased 6.7% and store weeks increased 5.3%;
●	Average weekly sales were $175,708 of which $25,371 were to-go sales as compared to average weekly sales of $165,228 of which $22,195 were to-go sales in the prior year;
●	Restaurant margin dollars increased 8.6% to $539.5 million from $496.6 million in the prior year primarily due to higher sales. Restaurant margin, as a percentage of restaurant and other sales, decreased 52 basis points to 16.4% as commodity inflation of 6.6% and wage and other labor inflation of 3.9% were partially offset by higher sales;
●	Diluted earnings per share increased 4.2% primarily driven by higher restaurant margin dollars and the impact of share repurchases partially offset by higher depreciation and amortization expenses and higher general and administrative expenses;
●	13 company restaurants and three franchise restaurants were opened; and
●	Cash provided by operating activities was $439.2 million and capital allocation spend included capital expenditures of $178.8 million, franchise acquisitions of $71.8 million, dividends of $98.7 million, and repurchases of common stock of $70.8 million.

Jerry Morgan, Chief Executive Officer of Texas Roadhouse, Inc., commented, “We are excited about the momentum in our business this quarter as continued strong traffic trends drove record average weekly sales. These results are a testament to the hard work, passion, and ownership mentality of our operators and their commitment to our mission, values, and purpose of Serving Communities Across America and the World.”

Morgan added, “Looking ahead, we continue to expect meaningful growth opportunities across all three of our brands. With a strong development pipeline, healthy balance sheet, and our disciplined capital allocation approach, we remain focused on expanding our footprint, investing in our people, and executing Legendary Food and Legendary Service that sets us apart. We believe this focus positions us well to continue creating long-term value for our shareholders.”

2026 Outlook

Comparable restaurant sales at company restaurants for the first five weeks of the third quarter of our 2026 fiscal year increased 6.2% compared to 2025.

Management updated the following expectations for 2026:

●	Commodity inflation of approximately 5%; and
●	An effective income tax rate of approximately 14%.

Management reiterated the following expectations for 2026:

●	Positive comparable restaurant sales growth, including the benefit of menu pricing actions;
●	Store week growth of 5% to 6%, including the benefit from franchise acquisitions;
●	Wage and other labor inflation of 3% to 4%; and
●	Total capital expenditures of approximately $400 million.

Cash Dividend Payment

On August 5, 2026, the Company’s Board of Directors approved the payment of a quarterly cash dividend of $0.75 per share of common stock. This payment will be distributed on September 29, 2026, to shareholders of record at the close of business on September 1, 2026.

Non-GAAP Measures

The Company prepares the unaudited condensed consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Within the press release, the Company makes reference to restaurant margin (in dollars, as a percentage of restaurant and other sales, and per store week). Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including food and beverage costs, labor, rent, and other operating costs. Restaurant margin should not be considered in isolation, or as an alternative, to income from operations. This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded. Restaurant margin is widely regarded as a useful metric by which to evaluate core restaurant-level operating efficiency and performance over various reporting periods on a consistent basis. In calculating restaurant margin, the Company excludes certain non-restaurant-level costs that support operations, but do not have a direct impact on restaurant-level operational efficiency and performance, including pre-opening and general and administrative expenses. The Company excludes pre-opening expenses as they occur at irregular intervals and would impact comparability to prior period results. The Company excludes depreciation and amortization expenses, substantially all of which relate to restaurant-level assets, as they represent a non-cash charge for the investment in restaurants. The Company excludes impairment and closure expenses as it believes this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results. Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in the industry. A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse, Inc. is hosting a conference call today, August 6, 2026, at 5:00 p.m. Eastern Time to discuss these results. The call will be webcast live from the investor relations portion of the Company’s website at investor.texasroadhouse.com. Listeners may also access the call by dialing (833) 461-5787 and using conference ID 639749828. A replay of the webcast will be available on the Company’s Investor Relations website shortly after the conclusion of the call.

About the Company

Texas Roadhouse, Inc. is a growing restaurant company operating predominantly in the casual dining segment that first opened in 1993 and today has grown to over 830 restaurants system-wide in 49 states, one U.S. territory, and ten foreign countries. For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, conditions beyond management’s control such as weather, natural disasters, disease outbreaks, epidemics, or pandemics impacting customers or food supplies; labor or supply chain shortages or limited availability of staff or product needed to meet the Company’s business standards; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures and the impact of tariffs; food safety and food-borne illness concerns; and other factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to those described under “Part I—Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 30, 2025. These factors should not be construed as exhaustive and should be read in conjunction with other filings with the Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statements, except as required by applicable law.

# # #

Contacts:

Investor Relations	Media
Michael Bailen	Megan Pence
(502) 515-7298	(502) 461-1878

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 30, 2026	July 1, 2025	June 30, 2026	July 1, 2025
Revenue:
Restaurant and other sales	$1,672,913	$1,503,974	$3,299,602	$2,944,316
Royalties and franchise fees	7,063	8,080	13,540	15,386
Total revenue	1,679,976	1,512,054	3,313,142	2,959,702
Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):
Food and beverage	591,525	511,324	1,165,827	1,002,315
Labor	544,001	495,049	1,078,620	975,024
Rent	25,247	23,028	49,960	45,505
Other operating	237,020	217,230	465,646	424,845
Pre-opening	8,492	5,464	15,128	12,276
Depreciation and amortization	58,341	50,744	115,184	99,544
Impairment and closure, net	153	111	153	139
General and administrative	72,409	62,763	133,495	118,980
Total costs and expenses	1,537,188	1,365,713	3,024,013	2,678,628
Income from operations	142,788	146,341	289,129	281,074
Interest income, net	1,021	1,044	1,566	2,345
Equity income from investments in unconsolidated affiliates	182	1,426	326	1,651
Income before taxes	143,991	148,811	291,021	285,070
Income tax expense	19,477	22,118	40,512	42,318
Net income including noncontrolling interests	124,514	126,693	250,509	242,752
Less: Net income attributable to noncontrolling interests	2,581	2,608	5,143	5,005
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$121,933	$124,085	$245,366	$237,747

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$1.86	$1.87	$3.73	$3.58
Diluted	$1.85	$1.86	$3.72	$3.57
Weighted average shares outstanding:
Basic	65,696	66,373	65,809	66,429
Diluted	65,920	66,598	66,019	66,656
Cash dividends declared per share	$0.75	$0.68	$1.50	$1.36

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2026	December 30, 2025
Cash and cash equivalents	$202,427	$134,709
Other current assets, net	159,471	316,767
Property and equipment, net	1,886,572	1,803,841
Operating lease right-of-use assets, net	942,110	879,521
Goodwill	275,036	242,220
Intangible assets, net	26,485	17,742
Other assets	179,965	154,672
Total assets	$3,672,066	$3,549,472

Current liabilities	790,793	908,837
Operating lease liabilities, net of current portion	1,004,717	943,070
Long-term debt	50,000	—
Other liabilities	246,762	215,863
Texas Roadhouse, Inc. and subsidiaries stockholders’ equity	1,558,552	1,460,820
Noncontrolling interests	21,242	20,882
Total liabilities and equity	$3,672,066	$3,549,472

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	26 Weeks Ended
	June 30, 2026	July 1, 2025
Cash flows from operating activities:
Net income including noncontrolling interests	$250,509	$242,752
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	115,184	99,544
Share-based compensation expense	26,902	23,249
Deferred income taxes	7,799	(6,467)
Other noncash adjustments, net	2,324	2,472
Change in working capital, net of acquisitions	36,509	4,430
Net cash provided by operating activities	439,227	365,980
Cash flows from investing activities:
Capital expenditures - property and equipment	(178,845)	(169,912)
Acquisitions of franchise restaurants, net of cash acquired	(71,778)	(93,878)
Other investing activities, net	8,640	4,263
Net cash used in investing activities	(241,983)	(259,527)
Cash flows from financing activities:
Proceeds from revolving credit facility, net of repayments	50,000	—
Repurchase of shares of common stock, including excise taxes as applicable	(71,845)	(60,414)
Dividends paid to shareholders	(98,663)	(90,292)
Other financing activities, net	(9,018)	(24,171)
Net cash used in financing activities	(129,526)	(174,877)
Net increase (decrease) in cash and cash equivalents	67,718	(68,424)
Cash and cash equivalents - beginning of period	134,709	245,225
Cash and cash equivalents - end of period	$202,427	$176,801

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

($ in thousands)

(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 30, 2026	July 1, 2025	June 30, 2026	July 1, 2025
Income from operations	$142,788	$146,341	$289,129	$281,074

Less:
Royalties and franchise fees	7,063	8,080	13,540	15,386

Add:
Pre-opening	8,492	5,464	15,128	12,276
Depreciation and amortization	58,341	50,744	115,184	99,544
Impairment and closure, net	153	111	153	139
General and administrative	72,409	62,763	133,495	118,980

Restaurant margin	$275,120	$257,343	$539,549	$496,627

Restaurant margin (as a percentage of restaurant and other sales)	16.4%	17.1%	16.4%	16.9%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except restaurant margin $ per

store week and weekly sales by group)

(unaudited)

	13 Weeks Ended
	June 30, 2026	July 1, 2025	Change
Company restaurants (all concepts)
Restaurant and other sales	$1,672,913	$1,503,974	11.2%
Store weeks	9,457	9,010	5.0%
Comparable restaurant sales (1)	6.2%	5.8%

Restaurant operating costs (as a % of restaurant and other sales)
Food and beverage costs	35.4%	34.0%	(136)	bps
Labor	32.5%	32.9%	40	bps
Rent	1.5%	1.5%	2	bps
Other operating	14.2%	14.5%	28	bps
Total	83.6%	82.9%

Restaurant margin %	16.4%	17.1%	(66)	bps
Restaurant margin $	$275,120	$257,343	6.9%
Restaurant margin $/Store week	$29,092	$28,562	1.9%

Texas Roadhouse restaurants only:
Store weeks	8,574	8,226	4.2%
Comparable restaurant sales (1)	6.5%	5.9%
Average unit volume (2)	$2,380	$2,246	6.0%
Weekly sales by group:
Comparable restaurants (626 and 590 units)	$183,982	$173,349	6.1%
Average unit volume restaurants (20 and 28 units)	$155,639	$144,493	7.7%
Restaurants less than 6 months old (16 and 16 units)	$180,822	$163,767	10.4%

Bubba’s 33 restaurants only:
Store weeks	742	668	11.1%
Comparable restaurant sales (1)	1.3%	4.3%
Average unit volume (2)	$1,659	$1,645	0.9%
Weekly sales by group:
Comparable restaurants (48 and 43 units)	$128,185	$126,812	1.1%
Average unit volume restaurants (6 and 5 units)	$122,880	$124,187	(1.1)%
Restaurants less than 6 months old (5 and 4 units)	$159,187	$149,788	6.3%

Texas Roadhouse franchise restaurants only:
Store weeks	1,205	1,256	(4.1)%
Comparable restaurant sales	4.4%	7.0%

(1)	Comparable restaurant sales reflect the change in sales for all company restaurants across all concepts, unless otherwise noted, over the same period of the prior year for restaurants open a full 18 months before the beginning of the period, excluding sales from restaurants permanently closed during the period, if applicable.
(2)	Average unit volume includes sales from restaurants open for a full six months before the beginning of the period, excluding sales from restaurants permanently closed during the period, if applicable.

Texas Roadhouse, Inc. and Subsidiaries

Restaurant Unit Activity

(unaudited)

	13 Weeks Ended			26 Weeks Ended
	June 30, 2026	July 1, 2025	Change	June 30, 2026	July 1, 2025	Change
Restaurant openings
Company - Texas Roadhouse	5	2	3	9	9	—
Company - Bubba’s 33	3	2	1	3	3	—
Company - Jaggers	1	—	1	1	—	1
Total company restaurants	9	4	5	13	12	1

Franchise - Texas Roadhouse - Domestic	—	—	—	—	—	—
Franchise - Jaggers - Domestic	—	1	(1)	1	1	—
Franchise - Texas Roadhouse - Int'l (1)	1	—	1	2	—	2
Total franchise restaurants	1	1	—	3	1	2

Total restaurants	10	5	5	16	13	3

Restaurant acquisitions/dispositions
Company - Texas Roadhouse	—	3	(3)	5	17	(12)
Franchise - Texas Roadhouse - Domestic	—	(3)	3	(5)	(17)	12

Restaurants open at the end of the quarter
Company - Texas Roadhouse	662	634	28
Company - Bubba’s 33	59	52	7
Company - Jaggers	11	9	2
Total company restaurants	732	695	37

Franchise - Texas Roadhouse - Domestic	31	39	(8)
Franchise - Jaggers - Domestic	6	5	1
Franchise - Texas Roadhouse - Int'l (1)	62	57	5
Franchise - Jaggers - Int'l	1	1	—
Total franchise restaurants	100	102	(2)

Total restaurants	832	797	35

(1)	Includes a U.S. territory.